UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

QT Imaging Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1728920
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3 Hamilton Landing, Suite 160, Novato, CA	94949
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box.☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
N/A
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Explanatory Note
Item 1. Description of Registrant’s Securities to be Registered.
The securities to be registered hereby of QT Imaging Holdings, Inc. (the “Registrant”) is the common stock, par value $0.0001 per share of the Registrant (the “Common Stock”). The description of the Common Stock is set forth under the heading “Description of Securities” in the prospectus forming part of the Registrant’s Registration Statement on Form S-1/A (File No. 333-291237), originally filed with the SEC on November 3, 2025, as thereafter amended and supplemented from time to time (the “Registration Statement), is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.
_____________________________________________________________________
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QT IMAGING HOLDINGS, INC.

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer
Date: January 27, 2026